Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statements Nos. 333-176403, 333-179804, 333-183015, 333-224733, and 333-265736 on Form S-8 of SunCoke Energy, Inc. of our report dated October 15, 2025, relating to the consolidated financial statements of Flame Aggregator, LLC as of and for the years ended December 31, 2024 and 2023 appearing in this Current Report on Form 8-K/A of SunCoke Energy, Inc.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
October 15, 2025